                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Flowserve Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[FLOWSERVE LOGO]

                                                             Irving, Texas 75039
                                                             March 16, 2000




                          NOTICE OF 2000 ANNUAL MEETING


Flowserve's Annual Meeting of Shareholders will be held on Thursday, April 20, 2000, at 11:00 a.m. We are holding the meeting at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas. If you owned Flowserve common stock at the close of business on March 6, 2000, you may vote at this meeting.

At the meeting we plan to:


        o  elect three directors to each serve a three-year term, and

        o  attend to other business properly presented at the meeting.


This booklet includes the notice of annual meeting and the proxy statement. The proxy statement contains information you should consider when you vote your shares. The Board is not aware of any other proposals for the April 20, 2000 meeting.


Your vote is important. Whether or not you plan to attend the meeting in person, we hope that you will vote. We ask you to vote by completing and mailing the proxy card in the enclosed envelope.




                      On behalf of Flowserve's Board of Directors,



                      Ronald F. Shuff
                      Vice President, Secretary and General Counsel

THE ANNUAL MEETING AND VOTING

This proxy statement and proxy card contain information about the item you will vote on at the annual meeting.

Who can vote and number of votes

If you are a shareholder of record at the close of business on March 6, 2000, you can vote. You have one vote for each share you own.

How to vote

You may vote in person by attending the meeting or by completing and returning a proxy by mail. To vote your proxy, mark your vote on the enclosed proxy card; then follow the instructions on the card. Your shares will then be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Changing your vote

You can revoke your proxy before the time of the meeting by:

     o  mailing in a revised proxy dated later than the first or

     o notifying Flowserve's corporate secretary in writing that you are revoking your proxy.

You may also revoke your proxy by voting in person at the meeting.

A quorum for the meeting

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum.

Under the law of New York, Flowserve's state of incorporation, only "votes cast" count in the voting results. Withheld votes will not be considered "votes cast." Directors are elected by a plurality of votes cast.

At the close of business on March 6, 2000, the record date for the meeting, Flowserve had 37,829,000 shares of common stock entitled to be voted.

Cost of proxy solicitation

Flowserve pays the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

Shareholder director nominations

If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as directors of Flowserve at that meeting. You may do this by sending a written notice to: Corporate Secretary, Flowserve Corporation, 222 West Las Colinas Boulevard, Suite 1500, Irving, TX 75039. The notice must include certain information about the persons you nominate. Generally, we must receive it not less than 50 days before the annual meeting date. However, if fewer than 60 days' notice or prior public disclosure of the meeting date is given or made to shareholders, we must receive it not later than the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. The proposed nomination will be referred to the Executive Committee of the Board for further consideration. For complete details, contact the corporate secretary.

Shareholder proposals

Flowserve plans to hold its next annual meeting on April 19, 2001. You must submit shareholder proposals in writing by November 16, 2000, for them to be considered for the 2001 proxy statement. Please address all shareholder proposals to the corporate secretary of Flowserve at the above address.

Voting by participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, the proxy card serves as a voting instruction to the trustee for the Plan. This card indicates the number of shares of common stock credited to your account under the Retirement Savings Plan as of March 6, 2000, the record date for voting at the meeting.

     o If you sign and return the card on time, the trustee will vote the shares as you have directed.

     o If you do not return the card, the trustee will vote your shares in the same proportion as the shares voted by participants who return their cards to the trustee.

Vote counting

Votes are counted by employees of National City Bank, Flowserve's independent transfer agent and registrar. This bank is inspector of elections.

BOARD OF DIRECTORS

Committees and meetings of the Board

The Board of Directors considers all major decisions of Flowserve. The Board met eight times in 1999. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board maintained the following committees in 1999:

Audit/Finance Committee

The Audit/Finance Committee advises the Board on strategic financial matters, including making recommendations on acquisitions, divestitures, major financing, pension fund performance, capital structure and dividend policy. The committee meets with Flowserve's independent auditors, as well as the Company's internal auditors and management personnel, to review the scope and results of the annual audit of the Company. The committee considers the recommendations of the independent auditors pertaining to accounting practices, policies and procedures, and overall internal controls. The committee approves major capital expenditures made in the ordinary course of business. It also approves annually the appointment of independent auditors for the Company. The committee met seven times in 1999.

Compensation Committee

The Compensation Committee is responsible for establishing executive compensation for officers and key management personnel. This is done by the committee in a manner that is internally equitable, externally competitive and an incentive for effective performance in the best interests of shareholders. The committee has the authority of the Board to fix the compensation of officers, including the Chief Executive Officer, who are elected by the Board. The committee is responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. In addition, this committee issues the report of the Compensation Committee on executive compensation. (See page 12 of this proxy statement.) The committee met five times in 1999.

Executive Committee

The Executive Committee has authority to act on behalf of the Board, except about matters not delegable to a committee under the New York Business Corporation Law. The committee makes recommendations to the Board for the positions of Chairman of the Board, President, Chief Executive Officer and candidates for director. The committee also reviews and makes recommendations to the Board on Board self-governance matters. This committee met five times in 1999.

1999 CEO Search Committee

In 1999, the Board formed the special 1999 CEO Search Committee. This committee successfully completed its mission when the Company recruited Mr. C. Scott Greer to the Company as President (effective July 1, 1999) and Chief Executive Officer (effective January 1, 2000).

BOARD SELF-GOVERNANCE GUIDELINES

The Board has adopted internal self-governance guidelines designed to promote superior management of the Company. The guidelines address the director selection process and the composition of Board committees (including selection of an outside director as chairperson of the Executive Committee). They also cover the formal process for Board review of Chief Executive Officer, individual director and full Board performance. The guidelines establish requirements for director stock ownership, including requiring the receipt of one-half of a director's target annual compensation in the form of restricted common stock. The guidelines further mandate that directors own common stock with a value of at least $100,000 by the end of his or her fifth year of Board service.

Finally, these guidelines require the offer of resignation by a non-employee director when the director's principal occupation has changed during a term of office.

DIRECTORS' COMPENSATION

Non-employee directors receive an annual retainer with a total target value of $40,000 per year. One-half of this retainer is paid in the form of restricted stock with a grant date valuation equal to $20,000. Dividends and voting rights accompany the restricted stock which vests after one year. The other half of the retainer is payable in cash. Non-employee directors also receive an annual stock option grant at fair market value covering 2,000 shares of common stock. Committee chairpersons receive an additional annual retainer of $2,000 and an additional option grant of 200 shares. All non-employee directors also receive $500 for attendance at any special meeting requiring travel.

Directors may elect to defer all or part of this compensation. Interest is paid on cash deferrals and on the dividends accumulated from stock deferrals. If a director elects to defer the cash retainer in the form of Flowserve stock, that deferral is increased by 15%.

ELECTION OF DIRECTORS

Flowserve's Board of Directors has 10 members who are divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board of Directors has nominated three members of the class of directors, whose terms of office are expiring, to each serve for new three-year terms that will end in 2003. They are Mr. C. Scott Greer, Ms. Diane C. Harris and Mr. James
O. Rollans.

Mr. Bernard G. Rethore, Chairman of the Board, will retire at the 2000 Annual Meeting and not stand for reelection. He will become Chairman of the Board Emeritus after the annual meeting.

The individuals named as proxies on the enclosed proxy card will vote your proxy for the election of these nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for election, the Board may reduce the number of directors or choose a substitute.

            NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2003
            --------------------------------------------------------

C. SCOTT GREER

Age:                                   49

Director since:                        1999

Flowserve Board Committee:             Executive Committee

Principal occupation:                  President of Flowserve since July 1999 and Chief Executive Officer since January
                                       2000.

Recent business experience:            Mr. Greer was Chief Operating Officer in 1999 until succeeding Bernard G. Rethore as Chief Executive Officer in January 2000.  Mr. Greer had been President of UT
                                       Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999.  He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997.

Other directorships:                   ECOAIR Corp., a technology development company.
                                       ----------------------------------------------------------------------------------
DIANE C. HARRIS

Age:                                   57

Director since:                        1993

Flowserve Board Committees:            Audit/Finance Committee and 1999 CEO Search Committee (Chair)

Principal occupation:                  President of Hypotenuse Enterprises, Inc., a merger and acquisition service and corporate development outsourcing company.

Recent business experience:            Ms. Harris was Vice President, Corporate Development, of Bausch & Lomb, an
                                       optics and health care products company, from 1981 to 1996, when she left to form Hypotenuse Enterprises, Inc. She was a director of the Association for Corporate Growth from 1993 to 1998 and its President from 1997 to 1998.
                                       ----------------------------------------------------------------------------------

JAMES O. ROLLANS

Age:                                   57

Director since:                        1997

Flowserve Board Committee:             Audit/Finance Committee

Principal occupation:                  President and Chief Executive Officer since 1999 of Fluor Signature
                                       Services, a subsidiary of Fluor Corporation, a major engineering and construction firm.

Recent business experience:            Mr. Rollans was Senior Vice President of Fluor from 1992 to 1999.
                                       He was also its Chief Financial Officer from 1998 to 1999 and
                                       1992 to 1994, Chief Administrative Officer from 1994 to 1998 and
                                       Vice President, Corporate Communications, from 1982 to 1992.

Other directorships:                   Fluor Corporation and Inovision, Inc., a pharmaceutical products company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002
                      -------------------------------------

MICHAEL F. JOHNSTON

Age:                                   52

Director since:                        1997

Flowserve Board Committees:            Compensation Committee and 1999 CEO Search Committee

Principal occupation:                  President, since 1999, of North America/Asia Pacific, Johnson Controls, Inc.,
                                       Automotive Systems Group, a company serving the automotive and building services industries.

Recent business experience:            At Johnson Controls, Inc., Mr. Johnston was President of Americas Automotive Group from
                                       1997 to 1999, Vice President and General Manager of ASG Interior Systems Business
                                       during 1997, Vice President and General Manager of the Johnson Controls Battery Group
                                       from 1993 to 1997, and Vice President and General Manager of SLI Battery Division from
                                       1991 to 1993.
                                       --------------------------------------------------------------------------------------

CHARLES M. RAMPACEK

Age:                                   56

Director since:                        1998

Flowserve Board Committee:             Audit/Finance Committee

Principal occupation:                  President and Chief Executive Officer of Lyondell-Citgo Refining LP, a
                                       manufacturer of petroleum products, since 1996.

Recent business experience:            Before joining Lyondell-Citgo Refining, Mr. Rampacek served as
                                       President of Tenneco Gas Transportation Company from 1992 to 1996,
                                       Executive Vice President of Tenneco Gas operations from 1989 to 1992 and Senior Vice President of Refining of Tenneco Oil Company from 1982 to 1988.
                                       --------------------------------------------------------------------------------------


KEVIN E. SHEEHAN

Age:                                   54

Director since:                        1990

Flowserve Board Committees:            Compensation Committee (Chair) and Executive Committee

Principal occupation:                  General Partner of the CID Equity Partners, a venture capital firm, concentrating on early-stage and high-growth entrepreneurial companies.

Recent business experience:            Before joining CID Equity Partners, Mr. Sheehan was a Vice
                                       President of Cummins Engine Company, a manufacturer of diesel engines and related components, from 1980 to 1993.

Other directorships:                    Auburn Foundry Group.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2001
                      ------------------------------------

HUGH K. COBLE

Age:                                   65

Director since:                        1994

Flowserve Board Committees:            Compensation Committee and Executive Committee (Chair)

Principal occupation:                  Vice Chairman Emeritus of Fluor Corporation, a major engineering and construction firm.

Recent business experience:            Mr. Coble was a director of Fluor Corporation from 1984 and Vice Chairman from 1994 until his retirement in 1997.  He joined Fluor Corporation in 1966 and most recently was Group President of Fluor Daniel, Inc., a subsidiary of Fluor
                                       Corporation, from 1986 to 1994.

Other directorships:                   Beckman Coulter Instruments, Inc., a company that sells medical instruments, and
                                       ICO Global Communications, a telecommunications business.
                                       --------------------------------------------------------------------------------------
GEORGE T. HAYMAKER, JR.

Age:                                   62

Director since:                        1997

Flowserve Board Committees:            Compensation Committee and 1999 CEO Search Committee

Principal occupation:                  Chairman of Kaiser Aluminum Corporation, a company that operates in all principal aspects of the aluminum industry, since 1994.

Recent business experience:            Mr. Haymaker was Chief Executive Officer of Kaiser Aluminum from 1994 to 1999.  Prior to joining Kaiser Aluminum in 1993 as a President and Chief Operating Officer, Mr.
                                       Haymaker worked with a private partner in the acquisition and redirection of several metal fabricating companies.  He was Executive Vice President of Alumax, Inc. from
                                       1984 to 1986 and was Vice President - International Operations for Alcoa, Inc. from
                                       1982 to 1984.

Other directorships:                   Kaiser Aluminum Corporation, CII Carbon L.L.C., a supplier for aluminum smelters, and
                                       Mid America Holdings, Ltd., an aluminum extruder
                                       --------------------------------------------------------------------------------------


WILLIAM C. RUSNACK

Age:                                   55

Director since:                        1997

Flowserve Board Committees:            Audit/Finance Committee (Chair) and Executive Committee

Principal occupation:                  President, Chief Executive Officer and a director of Clark U.S.A., Inc., a company which refines crude oil to manufacture petroleum products, since 1998.

                                       Before joining Clark U.S.A., Inc., Mr. Rusnack had been Senior Vice President of
Recent business experience:            ARCO, an integrated petroleum company, from 1990 to 1998 and President of ARCO
                                       Products Company from 1993 to 1998.

                                       Clark Refining & Marketing, Inc., which is affiliated with Clark U.S.A., Inc.
Other directorships:

                            FLOWSERVE STOCK OWNERSHIP




This table shows beneficial ownership of Flowserve common stock by directors and executive officers at March 1, 2000. The named executive officers are the current Chief Executive Officer, Mr. Greer; the former Chief Executive Officer, Mr. Rethore; and the other three current officers who were the highest paid in 1999. No individual director, nominee or executive officer owned more than 1% of the outstanding shares of Flowserve common stock. The total ownership shown for directors and executive officers as a group (including shares that could be purchased by exercise of stock options within 60 days after March 1, 2000) represents approximately 2.9% of outstanding shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by the individual and his or her family members.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS




                   Name                              Exercisable Stock                    Number of Shares
                                                        Options(1)                          Owned(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Hugh K. Coble                                                  -                                  7,651
C. Scott Greer                                                 -                                123,000(4)
Diane C. Harris                                              788                                 10,908
George T. Haymaker                                             -                                  9,176
Renee J. Hornbaker                                        42,450                                 28,545
Michael F. Johnston                                        4,703                                  5,160
Charles M. Rampacek                                            -                                  8,426
Bernard G. Rethore                                       308,398                                 82,237
James O. Rollans                                           5,991                                  4,872
William C. Rusnack                                         9,056                                  5,075
George A. Shedlarski                                      45,020                                 53,687
Kevin E. Sheehan                                               -                                 13,647
Howard D. Wynn                                            67,444                                 54,818

------------------------------------------------------------------------------------------------------------------------------------
Directors and executive officers as a                    563,834                                525,053
group (19 individuals)
------------------------------------------------------------------------------------------------------------------------------------


(1) Represents shares that the directors and officers had a right to acquire within 60 days through the exercise of stock options under a Flowserve stock option plan.

(2) For non-employee directors, includes shares deferred under the Director Deferral Plan and/or a Flowserve restricted stock plan over which they have no voting power as follows: Mr. Coble: 6,351; Ms. Harris: 7,608; Mr.
     Haymaker: 3,876; Mr. Johnston: 4,176; Mr. Rampacek: 3,426; Mr. Rollans:
     4,176; Mr. Rusnack: 2,275; and Mr. Sheehan: 6,835.

(3) For executive officers, includes restricted shares deferred under either a Flowserve restricted stock plan or an executive compensation plan over which they have no voting power as follows: Mr. Rethore: 16,978; Ms.
     Hornbaker: 18,138; Mr. Shedlarski: 26,567; and Mr. Wynn: 18,395.

(4)  Includes 100,000 shares issued under a restricted stock plan.

Compliance with director and officer reporting requirements

Section 16(a) of the rules of the Securities and Exchange Commission require that directors and executive officers file reports with the SEC regarding their ownership of Flowserve stock and any changes in their ownership. We believe that all of these reports were filed on a timely basis in 1999.

                    OWNERS OF MORE THAN 5% OF FLOWSERVE STOCK

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Flowserve common stock. We know of no other shareholders holding 5% or more of Flowserve stock.


                    Name and address of                             Number of                  Per cent of
                      beneficial owner                            shares owned          Flowserve common stock(1)
-----------------------------------------------------------------------------------------------------------------------------------
American Century Investment Management, Inc.(2)                     3,365,200                      8.9%
4500 Main Street
Kansas City, MO  64141

Gabelli Funds, Inc.(3)                                              3,148,600                      8.3%
One Corporate Center
Rye, NY  10580


Prudential Insurance Company of America(4)                          2,690,201                      7.1%
751 Broad Street
Newark, NJ  07102


(1)  Based on the number of outstanding shares on March 1, 2000.

(2) American Century reported on its Amendment No. 1 to Schedule 13G dated as of December 31, 1999, sole power to vote and dispose of all the shares shown. American Century's report covered interests of its affiliate American Century Capital Portfolios, Inc., which had sole power to vote and dispose of 2,763,400 of the shares.

(3) Gabelli's report on its Amendment No. 2 to Schedule 13D dated as of February 10, 2000, covered interests owned or controlled by its affiliates. According to the report, Gabelli Funds, LLC had sole power to vote and dispose of 1,004,100 of the shares; GAMCO Investors, Inc. had sole power to vote 2,107,900 of the shares and sole power to dispose of 2,136,400 of the shares; Gabelli & Company, Inc. had sole power to vote and dispose of 600 of the shares; and Gabelli International II Limited had sole power to vote and dispose of 7,500 of the shares.

(4) Prudential Insurance Company reported on a Schedule 13G, dated as of December 31, 1999, that it had sole power to vote and dispose of 18,224 of the shares and shared power to vote and dispose of 2,671,977 of the shares.

STOCK PERFORMANCE GRAPH

This graph compares the most recent five-year performance of Flowserve common stock with the S&P 500 Index and S&P Machinery (Diversified) - 500 Index. It shows an investment of $100 on December 31, 1994, and the reinvestment of all dividends.

                                             1994      1995       1996     1997      1998      1999
                    Flowserve Corporation   $100.00   $134.36   $158.90   $167.02   $101.44   $107.59
                            S&P 500 Index   $100.00   $137.58   $169.17   $225.60   $290.08   $351.12
          S&P Machinery (Diversified)-500   $100.00   $123.41   $153.82   $203.47   $169.34   $200.21

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

This table summarizes the compensation for the CEO and the other four executive officers who were the highest paid in 1999.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term Compensation(1)

                                       Annual Compensation(1)(2)                  Awards           Payouts


                                                                                          Number of
                                                         Other          Restricted        Securities
Name and                                                 Annual           Stock           Underlying      LTIP         All Other
Principal Position         Year   Salary     Bonus    Compensation (3)  Awards (4)        Options      Payouts(5)   Compensation(6)

------------------------------------------------------------------------------------------------------------------------------------
Bernard G. Rethore        1999  $ 641,058  $ 138,089  $  64,991            -0-             67,400       $     -0-        $   2,400
Chairman of the Board     1998    588,077    300,322     56,615            -0-             85,680             -0-            4,425
and Chief Executive       1997    480,930    566,578       -0-             -0-             62,300             -0-            2,438
Officer(7)

----------------------
C. Scott Greer            1999    304,615      -0-        6,077        1,856,250          700,000             -0-              -0-
President (8)             1998      -0-        -0-         -0-             -0-              -0-               -0-              -0-
                          1997      -0-        -0-         -0-             -0-              -0-                                -0-



----------------------
Renee J. Hornbaker        1999    259,587     45,866       -0-          286,875            15,000             -0-             9,863
Vice  President Finance   1998    238,157     98,296       4,576           -0-             24,300             -0-            11,632
and  Chief  Financial     1997    174,333    144,544       -0-             -0-             13,900             -0-             2,375
Officer


----------------------
George A. Shedlarski      1999    291,722     93,980        -0-            -0-            30,000              -0-             7,449
Vice President and        1998    279,048    111,932       4,063           -0-            29,160              -0-            10,402
President Flow Solutions  1997    255,242    124,863        -0-            -0-             9,000            143,199          10,042
and Flow Control
Divisions


----------------------
Howard D. Wynn            1999    286,846    111,852        -0-         286,875           15,000              -0-             9,215
Vice President and        1998    261,550    106,348      1,393            -0-            29,160              -0-            10,957
President Rotating        1997    219,732    176,678        -0-            -0-            18,600              -0-             2,924
Equipment Division



(1) Salary, annual bonus and long-term payouts may be deferred with interest until retirement. Annual bonus and long-term payments may also be deferred in the form of Flowserve stock.


(2) Includes $246,090 for Mr. Rethore, $89,836 for Ms. Hornbaker and $105,712 for Mr. Wynn paid by BW/IP, Inc. prior to the merger of BW/IP, Inc. and the Company (the "Merger") in July 1997.

(3) Amounts shown include tax adjustment payments on relocation allowances. The only other type of Other Annual Compensation was in the form of perquisites and, except for Mr. Rethore, was less than the level required for reporting. Perquisites in 1999 for Mr. Rethore include $30,000 for commuting expenses, $16,320 for a Company-provided car and $17,100 for financial planning and tax preparation services.

(4) The number and value of restricted stock holdings of each of the named executive officers at December 31, 1999, were: Mr. Rethore: 3,693 shares ($62,781); Mr. Greer: 100,000 shares ($1,700,000); Ms. Hornbaker: 15,227 shares ($258,859); Mr. Shedlarski: 7,500 shares ($127,500); and Mr. Wynn:
     15,245 shares ($259,165). All values were calculated at the price of $17.00 per share, the December 31, 1999, closing price for Flowserve stock.

(5) Of these executive officers, only Mr. Shedlarski was eligible for a long-term payout for 1997, because he was an executive officer prior to the Merger.

(6)  Company contributions to the 401(k) savings plan for 1999 were: Mr.
     Rethore: $2,400; Ms. Hornbaker: $3,031; Mr. Shedlarski: $2,807; and Mr.
     Wynn: $2,843. The actuarial values of the non-term portion of 1999 premiums for split-dollar life insurance covering the executives who participated in 1999 were: Ms. Hornbaker: $6,832; Mr. Shedlarski: $4,642 and Mr. Wynn:
     $6,372.

(7) Mr. Rethore retired as Chief Executive Officer in December 1999. He was succeeded by Mr. Greer.

(8) Mr. Greer joined the Company in July 1999 as President. Mr. Greer received an interest-free loan in the amount of $325,738 in payment for the loss of equity in his home upon relocation. If Mr. Greer maintains employment for five years, the loan will be forgiven. He also received rights to a payment of $450,000 upon his hiring by the Company in July 1999 in lieu of participation in the 1999 Annual Incentive Plan and 1999-2001 Long-Term Incentive Plan.

                            1999 STOCK OPTION GRANTS


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable Value at Assumed
                                              % of Total                                          Annual Rates of Stock  Price
                       Number of Securities    Options to                                              Appreciation  For
                        Underlying Options    Employees in     Exercise Price        Expiration          Option Term(4)
Name                       Granted(1)          Fiscal Year      Per Share(2)(3)         Date              5%                  10%
-----------------------------------------------------------------------------------------------------------------------------------
Bernard G. Rethore            67,400             5.4%             $17.0000            8/02/09       $   720,586        $  1,826,109

C. Scott Greer               700,000            55.9               18.5625            6/30/09          8,171,730         20,708,660

Renee J. Hornbaker            15,000             1.2               19.1250            7/20/09            180,414            457,205

George A. Shedlarski          30,000             2.4               17.0000            8/02/09            320,736            812,808

Howard D. Wynn                15,000             1.2               19.1250            7/20/09            180,414            457,205
-----------------------------------------------------------------------------------------------------------------------------------


(1) All options have an exercise price equal to the fair market value of Flowserve stock on the date of grant and a 10-year life. They also have certain "limited rights" which, in general, provide for a cash payment of the value of the option in the event of a change in control of the Company.

(2) Annual option grants, including the grants to Mr. Rethore and Mr. Shedlarski, become exercisable in three installments beginning on the first anniversary of the grant date. In lieu of the annual grant, Ms. Hornbaker and Mr. Wynn received special option grants that become exercisable after one year, but only to the extent they acquire additional shares of Flowserve stock subsequent to the grant date. Upon joining Flowserve, Mr. Greer received a special option grant that becomes exercisable in three installments beginning on the third anniversary of the grant date.

(3) All options are non-qualified options, except for 16,161 incentive stock options granted to Mr. Greer and 5,594 to Mr. Shedlarski.

(4) The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term. For example, a $17.00 per share price with a 5% annual growth rate results in a stock price of $27.69 per share and a 10% rate results in a price of $44.09 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.


           1999 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES


This chart shows the number and value of stock options, both exercisable and unexercisable, for the following executive officers.

-----------------------------------------------------------------------------------------------------------------------------------


                                                    Number of Securities Underlying          Value of Unexercised
                           Shares                  Unexercised Options at Fiscal Year   In-the-Money Options at Fiscal
                          Acquired                              End                            Year end(1)
                             on       Realized     ---------------------------------------------------------------------------------
 Name                      Exercise     Value        Exercisable       Unexercisable     Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Bernard G. Rethore           0           0           308,398           145,287         $    0        $       0

C. Scott Greer               0           0              0              700,000              0                0

Renee J. Hornbaker           0           0           42,450             35,834              0                0

George A. Shedlarski         0           0           45,020             52,440            18,788             0

Howard D. Wynn               0           0           67,444             40,640              0                0
-----------------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised options is the difference between the option exercise price and the year-end stock price of $17.00 per share, multiplied by the number of option shares.

                                  PENSION PLANS


Flowserve provides pension benefits to executive officers under Flowserve's qualified "cash balance" defined benefit pension plan and its non-qualified supplemental executive retirement plans. The supplemental plans provide benefits that plan participants cannot receive under the qualified plan because of Internal Revenue Code limits. Since July 1, 1999, when the Company's pension plan was converted to the cash balance design, participants accrue contribution credits based on age and years of service at the rate of 3% to 7% for qualified earnings up to the Social Security wage base and at the rate of 6% to 12% for qualified earnings in excess of the Social Security wage base. Qualified earnings include salary and annual incentive payments. For executive officers, including the executives listed below, contribution percentages are increased by 5% under provisions of the non-qualified plan. Participants also earn interest on the accrued cash benefit amount in their plan accounts. The following executives (except Mr. Greer) also received certain transitional benefits in their plan account balances when the Company converted to the cash balance plan. The estimated annual retirement annuities for the following officers at age 65 are:



                                                            Year Reaching                 Age 65
                                                               Age 65                Annual Annuity(1)
                                                               ------                ---------------

        Bernard G. Rethore                                      2006                    $193,642(2)

        C. Scott Greer                                          2015                      505,043

        Renee J. Hornbaker                                      2017                      219,601

        George A. Shedlarski                                    2009                      281,851

        Howard D. Wynn                                          2012                      280,532


(1) The estimated annual pension benefits shown assume: (a) annual bonuses for all named executive officers, except Mr. Greer, equal to the bonus received in the last year and annual bonuses for Mr. Greer, who became an employee in 1999, equal to 75% of salary; (b) a 7% interest factor; (c) retirement at age 65; and (d) no increase in current salary.

(2) The table does not include certain additional pension payments to which Mr. Rethore is entitled. (See "Employment and Change in Control Agreements" below). The amount of such pension payments would increase his annual annuity by $170,515.

                      REPORT OF THE COMPENSATION COMMITTEE



Committee membership and charter

The Compensation Committee of the Board consists of four directors, none of whom is a present or former officer or employee of the Company. The Board-adopted statement of purposes and responsibilities of the Compensation Committee states that the Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation, and benefits that are internally equitable and externally competitive.

Committee compensation philosophy

Following that charter, and in order to tie compensation directly to performance, the Committee has adopted an "incentive-leveraged" compensation policy. This policy offers the Company's officers, including the Chief Executive Officer, the opportunity to supplement their base salaries with substantial cash and stock-based incentives when Company financial objectives are achieved.

Compensation benchmark evaluation process

The Committee has established for all officers, including the Chief Executive Officer, a compensation policy which would place the officers' total annual cash compensation (consisting of salary and annual incentive plan awards) at the sixty-fifth percentile of companies of comparable size, if the Company attains its target financial goals under its incentive plans. The Committee established this sixty-fifth percentile benchmark based on data received by the Committee from Hay Associates and Hewitt Associates to allow the Committee to consider overall executive compensation trends.

Incentive plans - 1999 overview

In 1999, the Company continued to maintain an annual incentive plan and long-term incentive plan. For 1999, the Company's Chief Executive Officer's annual and long-term incentives were set, when combined, to be 125% of his individual salary reference rate if all goals were met. In comparison, the total combined annual and long-term incentives were set within a band of 95% to 120% of salary reference rate for other officers listed in the Summary Compensation Table on page 9.

1999 incentive plan goals

The specific performance goals under these incentive plans were established by the Compensation Committee at the beginning of 1999. The 1999 Annual Plan contained quantitative financial goals and certain non-financial goals. The 1999 Long-Term Plan was EVA* based for all participants, including the CEO. Awards under this plan may be earned by participants when the Company earns more than its cost of capital (i.e., weighted equity and debt capitalization) over the period 1999 to 2001.

Incentive plans - 1999 results

Under both the 1998-2000 and 1999-2001 Long-Term Plans, the officers listed in the Summary Compensation Table received no awards because minimum performance levels were not attained.

Under the 1999 Annual Incentive Plan, Mr. Rethore and the other listed officers received awards which were substantially below target. The Company's below-target financial performance was the reason for the below-target awards.

Mr. Greer was ineligible to participate in these plans in 1999, but he received rights to a $450,000 payment in lieu of such participation.

2000 incentive plan goals

For 2000, the Committee has redesigned the Annual Incentive Plan to incent all officers to sharpen the focus on improved annual financial performance. Accordingly, the 2000 Annual Incentive Plan contains goals covering only earnings per share and operating earnings targets, both at a substantially higher level than 1999 results. The Committee also approved a special, one-time increase in 2000 Annual Incentive Plan target awards to Company officers. This action was taken to provide extra incentive in a year when the Company expects to face critical acquisition integration work arising from its definitive agreement to acquire Ingersoll-Dresser Pumps. The Committee maintained the EVA-based targets of the 2000-2002 Long-Term Incentive Plan.

* EVA (R) IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

Stock-based compensation

Stock Options. With regard to stock options, the Committee has adopted a stock option plan administration policy under which options are normally granted annually to officers and selected key employees to better link the objectives of management and shareholders.

In lieu of this annual grant, certain officers, including Mr. Wynn and Ms. Hornbaker, received stock option grants upon beginning participation in the Company's Equity Incentive Plan. This plan requires them to personally acquire an additional 15,000 shares of common stock after beginning plan participation to obtain all plan benefits. Also, a stock option grant of 700,000 shares to Mr. Greer was part of his recruitment package.

Restricted Stock. In 1999 the Committee authorized grants of restricted stock to certain officers, including 15,000 shares to Mr. Wynn and Ms. Hornbaker, in connection with their starting participation in the Equity Incentive Plan. This grant is a one-time grant and does not fully vest for 10 years. Mr. Greer received a hiring grant of 100,000 restricted shares as part of his recruiting package, which vests over three years. None of the other aforementioned officers received restricted stock grants in 1999, since the Committee normally awards these grants only under special circumstances.

Stock ownership guidelines

The Committee, as part of its review of stock-based compensation, adopted personal stock ownership guidelines for all the Company officers. These guidelines require unrestricted personal stock ownership equal to four times salary for the Chief Executive Officer and two times salary for the other officers. An executive in compliance receives an increase of 20% in an annual stock option award over what the officer would have received if not in compliance. Also, officers failing to meet their personal ownership within the prescribed period are required to receive one-half of any future Incentive Plan awards in common stock until compliance is attained.

Tax deductibility of executive compensation

The Committee has not formally adopted a policy with regard to qualifying executive compensation plans for tax deductibility under Internal Revenue Code
Section 162(m), since the Company has never yet been affected by this provision.










                                        Kevin E. Sheehan, Chair
                                        Hugh K. Coble
                                        George T. Haymaker
                                        Michael F. Johnston

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Mr. Greer as of July 1, 1999, for him to join the Company as President and Chief Operating Officer. Mr. Greer succeeded Mr. Rethore as Chief Executive Officer on January 1, 2000. Mr. Greer's employment agreement includes the following compensation: (i) annual base salary of $600,000, subject to increase based on annual reviews, (ii) minimum annual bonus opportunity of no less than 75% of base salary and participation in the Long-Term Incentive Plan, (iii) a stock option grant to purchase 700,000 shares of Flowserve common stock and a restricted stock grant of 100,000 shares, (iv) an interest-free loan of $325,738, forgiven after five year's employment, in recognition of loss of equity on his prior home, and (v) rights to a $450,000 payment in lieu of participation in the Company's 1999 incentive plans.

Effective with the Merger, the Company entered into an employment agreement with Mr. Rethore, which was subsequently amended. This agreement provides that Mr. Rethore will receive at least his current annual base salary (subject to annual adjustment) and an annual bonus opportunity equal to 75% of base salary until July 31, 2003. He also has the right to participate in the Company's benefit programs during this period, plus then receive an additional supplemental retirement benefit assuming one additional year of service for each actual year of service. Although Mr. Rethore retired as Chief Executive Officer on December 31, 1999, his rights to this contractual compensation were unaffected.

The Company entered into employment agreements with other executive officers, including Ms. Hornbaker and Messrs. Shedlarski and Wynn, providing for termination benefits in the event the individual's employment is terminated by the Company without cause or by the officer for "good reason" (which includes a substantial, detrimental change in position, duties or status or a material breach of the agreement by the Company). Termination benefits under these agreements include a payment equal to the sum of annual base salary and the average annual bonus paid in the last two calendar years. These agreements terminate July 31, 2001.

CHANGE-IN-CONTROL AGREEMENTS

The Company entered into change-in-control agreements with Mr. Rethore, Mr. Greer, Ms. Hornbaker, Mr. Shedlarski, Mr. Wynn and certain other officers of the Company providing the following benefits. These are paid in the event the officer's employment is terminated within two years after a change-in-control and include the following payments: (i) three times the sum of the officer's base salary and the average of target awards under incentive plans for the immediately following three years, (ii) a cash settlement of outstanding stock options under any stock option plan of the Company, and (iii) full reimbursement for certain potential excise tax liabilities.

The change-in-control agreements for all officers (except Mr. Greer) continue until December 31, 2001. Mr. Greer's agreement continues until June 30, 2005.

OTHER INFORMATION

Relationship with independent accountants

Ernst & Young LLP has been the independent accounting firm that has audited the financial statements of Flowserve annually since 1956. The Audit/Finance Committee reviews the fees and services provided by Ernst & Young, including both annual audit work and other unrelated work. This committee also reviews any factors that could impact the independence of Ernst & Young in conducting the audit.

Following the recommendation of the Audit/Finance Committee, the Board re-appointed Ernst & Young to audit the 1999 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and answer any questions you may have.

                                   DETACH HERE
--------------------------------------------------------------------------------








                              FLOWSERVE CORPORATION

             PROXY FOR ANNUAL SHAREHOLDERS' MEETING - APRIL 20, 2000 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned hereby appoints C. SCOTT GREER and HUGH K. COBLE, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Flowserve Corporation which the undersigned is entitled in any capacity to vote if personally present at the 2000 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:00 a.m. on Thursday, April 20, 2000, at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas, and at any adjournment thereof, upon the proposal listed on the reverse side of this proxy and more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 16, 2000, and upon all matters presented at the Annual Meeting but not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.




             (CONTINUED, AND TO BE DATED AND SIGNED, ON OTHER SIDE)

                                   DETACH HERE
--------------------------------------------------------------------------------











PROXY NO.                                                                                                SHARES
(Continued from the other side)
1.Election of three directors each for a three-year term.
  [ ]  FOR all nominees listed below                           [ ]    WITHHOLD AUTHORITY
       (except as marked to the contrary below)                       to vote for all nominees listed below

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name below:
              C. Scott Greer           Diane C. Harris            James O. Rollans



                                                    DATE:                   2000
                                                         -------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    SIGNATURE(S) OF
                                                    SHAREHOLDER(S) PLEASE SIGN
                                                    AS NAME(S) APPEAR AT LEFT.
                                                    EXECUTORS, ADMINISTRATORS,
                                                    TRUSTEES, GUARDIANS AND
                                                    OTHERS SIGNING IN A
                                                    REPRESENTATIVE CAPACITY,
                                                    SHOULD INDICATE THE
                                                    CAPACITY IN WHICH THEY
                                                    SIGN. AN AUTHORIZED
                                                    OFFICER MAY SIGN ON BEHALF
                                                    OF A CORPORATION AND
                                                    SHOULD INDICATE THE NAME
                                                    OF THE CORPORATION AND HIS
                                                    OR HER CAPACITY.